UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2025

DIGITAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40400	46-1942864
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 Lavaca Street, Austin, TX 78701

(Address of principal executive offices) (Zip Code)

(209) 651-0172

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DBGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 4, 2025, Digital Brands Group, Inc. (the “Company”) closed on that certain Marketing and Sponsorship Agreement (the “Agreement”) with Buffalo Sports Properties, LLC (“Buffalo Sports”), pursuant to which Buffalo Sports agreed to provide the Company certain benefits with respect to Company’s products at the University of Colorado, solely with respect to its athletics department, as set forth in the Agreement (the “Benefits”). While the Agreement is dated November 1, 2025 and has a stated effective date of December 1, 2025, the Agreement did not become a binding obligation of the Company until it was fully executed by the parties on December 4, 2025.

The Agreement is for a team of 3 years, beginning effective December 1, 2025 and ending December 31, 2028 (the “Term”). As consideration for Buffalo Sports providing the Benefits to the Company, the Company agreed to pay Buffalo Sports a sponsorship fee in the aggregate amount of $550,000 for each year of the Term (the “Sponsorship Fee”). The Sponsorship Fee consists of $350,000 payable in shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and $200,000 in cash for each year of the Term. The Shares are subject to a guaranteed make-whole provision for 18-months to guarantee the total dollar value of the Shares, such that if the price of the Common Stock declines, the Company shall issue either additional shares of Common Stock or cash to make up such difference. Additionally, the Company agreed to pay to Buffalo Sports 7% of the gross revenue generated by the Company under its separate licensing agreement with the University of Colorado (the “Revenue Share”), which Revenue Share is to be used as a fund to secure University of Colorado name, image, and likeness activities.

The Company agreed to file a registration statement covering the resale of the Shares by January 17, 2026. Pursuant to the Agreement, Buffalo Sports assigned all of its voting interests with respect to all Shares via proxy to John Hilburn Davis IV, the Company’s President and Chief Executive Officer.

The Agreement contains certain covenants, representations, warranties, and conditions customary for an agreement of this type. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Marketing and Sponsorship Agreement between Digital Brands Group, Inc. and Buffalo Sports Properties, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Dated: December 8, 2025	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer